UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2006

ALLOY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26023	04-3310676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 West 26th Street, 11th Floor

New York, NY 10001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 244-4307

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 25, 2006, Alloy, Inc. (“Alloy”) entered into a Third Supplemental Indenture, dated as of August 22, 2006 (the “Third Supplement Indenture”), with Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”). The Third Supplement Indenture amends the Indenture, dated as of July 23, 2003, by and between Alloy and the Trustee, as previously amended (as so amended, the “Indenture”), under which Alloy has issued $69.3 million in principal aggregate amount of its 5.375% Convertible Senior Debentures due 2023 (the “Debentures”). The Third Supplement Indenture amends Section 12.1(a) of the Indenture to eliminate all of the conditions to convertibility of the Debentures, with the result that all of the Debentures are now immediately convertible into shares of Alloy common stock and shares of common stock of dELiA*s, Inc., Alloy’s former subsidiary which was spunoff from Alloy in December, 2005. A copy of the Third Supplemental Indenture is filed as Exhibit 99.1 to this Form 8-K.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 28, 2006, Alloy issued a press release announcing its financial results for the second fiscal quarter ended July 31, 2006. A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated herein by reference. This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The discussion above under Item 1.01 with respect to the Third Supplement Indenture is incorporated by reference into this Item 3.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Third Supplemental Indenture, dated as of August 22, 2006, between Alloy, Inc. and Deutsche Bank Trust Company Americas, as Trustee.

99.2	Press Release dated August 28, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY, INC.

Date: August 28, 2006	/s/ MATTHEW C. DIAMOND
Matthew C. Diamond Chairman of the Board and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
(d)	Exhibits.

99.1	Third Supplemental Indenture, dated as of August 22, 2006, between Alloy, Inc. and Deutsche Bank Trust Company Americas, as Trustee.

99.2	Press Release dated August 28, 2006.